Exhibit 99.1
America's Community Bankers Investor Conference November 2, 2006 Legacy Bancorp

This presentation is for informational purposes only and does not constitute an offer to sell shares of common stock of Legacy Bancorp, Inc. For more information, please refer to the Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended June 30, 2006 2

This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to changes in market interest rates, loan prepayment rates, the business and financial condition of borrowers of construction and commercial real estate loans and the economic viability of projects financed, economic conditions in Western Massachusetts, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, and loan, deposit and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services. The Company disclaims any intent or obligation to update forward-looking statements, whether in response to new information, future events or otherwise. Please refer to the Company's most recent Securities and Exchange Commission Form 10-K filed by the Company for the year ended December 31, 2005 for further information about "Risk Factors" that may affect the Company's actual future results. Forward Looking Statement 3

Corporate Overview 175-year community banking history City Savings Bank acquired Lee National Bancorp - 1997 Mutual Bancorp merged with Lenox Financial Services - 1998 Merged subsidiary banks to form Legacy Banks - 2001 Full/Standard Mutual-to-Stock Conversion - October 2005 4

Corporate Overview Headquartered in Pittsfield, Massachusetts 10 branch offices located throughout Berkshire County Loan production office in Albany, NY 165 Employees Serving 19,388 households Principal lines of business Consumer Banking Commercial Banking Wealth Management Insurance and Investment Products 5

Financial Overview As of September 30, 2006: Total assets of $805.4 million Net loans of $575.1 million Deposits of $507.1 million Equity of $149.6 million 6

50 Mile Radius Branches Loan Production Office Geographic Market 7

Market Demographics Berkshire County Population 131,868 Households 56,006 FDIC Summary of Deposits - Berkshire County 12 banks with 56 offices, $2.8 billion in deposits Legacy ranked 2nd with 17.8% market share Albany-Schenectady-Troy MSA in New York Targeted for strategic expansion Population 890,015 Households 350,284 8

* Source: FDIC, Data as of June 30, 2006. Berkshire County Market Share 9 Total Total Percent of Deposits Market Parent Branch in Market Share Deposits Rank Institution Type Count ($000) (%) (%) 1 Berkshire Bank (MA) Savings Bank 13 939,985 33.57 65.28 2 Legacy Banks (MA) Bank 10 498,867 17.81 100.00 3 TD Banknorth NA (ME) Bank 9 289,413 10.33 1.21 4 Hoosac Bank (MA) Bank 2 191,334 6.83 59.64 5 Pittsfield Co-operative Bank (MA) Savings Bank 4 175,289 6.26 100.00 6 Lee Bank (MA) Bank 3 173,064 6.18 78.07 7 South Adams Savings Bank (MA) Savings Bank 3 151,103 5.40 100.00 8 Adams Co-operative Bank (MA) Savings Bank 3 141,042 5.04 100.00 9 Williamstown Svgs Bk (MHC) (MA) Bank 1 135,505 4.84 40.36 10 Citizens Bank of Massachusetts (MA) Bank 4 51,475 1.84 0.05 11 Lenox National Bank (MA) Bank 2 40,562 1.45 100.00 12 Salisbury Bank & Trust Co. (CT) Bank 2 12,837 0.46 3.99 Totals 12 56 2,800,476 100.00

Financial Highlights Management Team 10 Officer Title Years at Legacy J. Williar Dunlaevy CEO and Chairman 37 Michael A. Christopher COO and President 13 Steven F. Pierce Executive Vice President 33 Stephen M. Conley Senior VP, Treasurer and CFO 31 Richard M. Sullivan Senior Vice President 5

Balance Sheet Composition 2001 2002 2003 2004 2005 2006* East 607 593 635 681 778 805 Total Assets * Through Sept. 30 11

Balance Sheet Composition 2001 2002 2003 2004 2005 2006 * East 383 372 466 505 548 575 Total Net Loans * Through Sept. 30 12

Balance Sheet Composition 2001 2002 2003 2004 2005 2006 * East 448 419 423 451 474 507 Total Deposits * Through Sept. 30 13

Financial Highlights Balance Sheet Composition At Sept. 30, 2006 14

Financial Highlights Balance Sheet Composition At Sept. 30, 2006 15

Credit Quality 2001 2002 2003 2004 2005 2006 * East 0.0027 0.0052 0.0029 0.0026 0.0012 0.0008 NPL to Total Assets Net Charge-offs (Recoveries) to Average Loans Outstanding 2001 2002 2003 2004 2005 2006 * East 0.0004 0.0001 0.0005 0.0016 0.0009 -0.0006 * Through Sept. 30 16

Credit Quality Legacy Bancorp, Inc. 1 Nationwide Banks 2 Nationwide Thrifts 2 NPA's/Assets 0.08% 0.22% 0.25% NPL's/Loans 0.11% 0.27% 0.32% LLR/NPL 749.36% 253.88 177.95% LLR/Loans 0.81% 1.17% 0.79% 1 Legacy ratios as of 09/30/06. 2 Source: SNL Database. Includes all public banks and thrifts. Data as of 06/30/06. 17

Net Income 2001 2002 2003 2004 2005 2006 * GAAP Income 3244 1753 2990 3554 -2235 3397 Core Income 3134 2774 3481 3483 4465 3301 * Through Sept. 30 18

Peer Group Comparison Legacy Bancorp, Inc. 1 Medians Mid-Atlantic & New England Thrifts 2 Medians National Thrifts 2 Price/Earnings 35.0x 15.9x 15.9x Price/Book 107.9% 137.2% 136.2% Price/Tang Book 110.1% 143.4% 146.2% 1 Pricing ratios are based on the closing price of $15.39 as of 09/20/06. 2 Source: SNL Database for the latest reported twelve month period. Includes public companies with $500M to $1.5B in assets. Pricing ratios are based on closing prices as of 09/20/06. Excludes MHC's and merger targets. 19

Business Strategy Increase loan portfolio in existing and new markets Maintain strong asset quality Increase deposit market share Expand banking franchises - de novo branching and bank or branch acquisitions Increase non-interest income Improve operating efficiency and cost control Increase customer profitability and retention with our LifePath products 20 lifepath A Commitment to Retail Banking and Relationship Marketing 21

Investment Attributes Strategically positioned geographically Strong management team Strong asset quality Consistent loan growth Established local identity Well-capitalized Attractive valuation 22

Questions & Thank You Legacy Bancorp 23